EXHIBIT F


	STOCKHOLDERS' AGREEMENT


	This Stockholders' Agreement, dated as of March 12, 1993 among the stockholders (collectively, the "Stockholders" and, individually, a "Stockholder") of ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC., a Delaware corporation (the "Company") set forth on Schedule 1 annexed hereto.

	W I T N E S S E T H:

	WHEREAS, on the date hereof, Norton Garfinkle ("Garfinkle") and his Related Transferees (as hereinafter defined) are entitled to receive 5,608,733 shares of the issued and outstanding common stock, $.01 par value (the "Common Stock"), of the Company, and Bruce F. Failing, Jr. ("Failing", and together with Garfinkle, the "Principal Stockholders") and his Related Transferees are entitled to receive 2,804,367 shares of the issued and outstanding Common Stock pursuant to a Reorganization Agreement dated as of even date herewith;

	WHEREAS, Garfinkle, Failing, and their respective Related Transferees have agreed that they will not transfer any of the Common Stock held thereby except in accordance with this Agreement; and

	WHEREAS, the Stockholders believe it to be in their respective best interests to enter into this Agreement providing for certain rights and restrictions with respect to the Common Stock held thereby as well as certain other obligations with respect to the Company;

	NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and for other good and valuable consideration, the parties agree as follows:

	1.	Restrictions on Transfer of Shares; Rights of First
Refusal.

	1.1.	Each of the Stockholders hereby agree not to sell,
transfer, exchange or otherwise dispose of any shares of Common Stock which he may now or hereafter own, or grant any option or right to purchase the shares or any beneficial interest therein (a "Transfer") except in accordance with this Agreement. No Stockholder nor any Related Transferee will Transfer any shares of Common Stock to any Related Transferee unless the transferee executes and delivers to the parties hereto a written agreement in which the transferee agrees to be bound by all the terms and provisions of this Agreement applicable to the transferor as if the transferee were a party hereto.


	1.2.	Each of Garfinkle and Failing, at any time, may
Transfer any shares of Common Stock which he may now or hereafter own to (i) any member of his immediate family (including parents, spouse, siblings, children or grandchildren); (ii) any affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Act")) of the owner; or (iii) any trust for his benefit and/or the benefit of members of his immediate family or affiliates (each permitted transferee of Garfinkle or Failing is herein referred to as a "Related Transferee" and, in the case of Garfinkle, shall include The G/N Garfinkle Trust, and in the case of Failing, shall include The Failing Trust and Elizabeth Z. Failing), without the consent the other Principal Stockholder, and without first offering the shares to the other Principal Stockholder. The provisions of this Section 1.2 shall apply to each Related Transferee of Garfinkle as if Garfinkle hereunder, and shall apply to each Related Transferee of Failing as if Failing hereunder.

	1.3.	At any time, or from time to time, if after the Common
Stock is listed on a national or regional securities exchange or quoted or traded in the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), all of the Stockholders and their respective Related Transferees may Transfer shares of the Common Stock in brokers' transactions (as defined in Rule 144 under the Act) without the consent of either Principal
Stockholder, and without first offering the shares to either
Principal Stockholder.

	1.4.	If Garfinkle or any of his Related Transferees or
Failing or any of his Related Transferees has a bona fide offer to purchase any or all of his shares of Common Stock and if such Stockholder desires to accept the offer, he will give prompt notice, if Garfinkle or his Related Transferees, to Failing, or if Failing or his Related Transferees to Garfinkle, which notice (referred to hereinafter as the "Notice of Offer") will contain
(i) a true and correct copy of the offer setting forth the name and address of the proposed purchaser; (ii) the number of shares of Common Stock which such Stockholder (the "Selling Stockholder") owns and wishes to sell; (iii) the proposed purchase price and all other terms and conditions of the offer; and, if appropriate, (iv) the Selling Stockholder's estimate of the fair market value of any non-cash consideration offered by the proposed purchaser. The date on which the Notice of Offer is received is referred to hereinafter as the "Notice Date." The Notice of Offer will be deemed an irrevocable offer to sell to Failing and his Related Transferees, on a pro rata basis, if Garfinkle or any Related Transferees is the Selling Stockholder, or to sell to Garfinkle and his Related Transferees, on a pro rata basis, if Failing or any Related Transferee is the Selling Stockholder, on the terms set forth in the Notice of Offer, the shares which the Selling Stockholder desires to sell. For purposes of this Section 1.4, an offer to sell shares of Common Stock will be deemed to be made whenever Garfinkle or his Related Transferees or Failing or his Related Transferees proposes to sell all or any part of his shares or any beneficial interest therein, whether by contract to sell, transfer, exchange or other disposition thereof for value, or grant of an option or right to purchase the shares or any beneficial interest therein. A pledge of shares to a bank or other lending institution as security for a loan will not be deemed an offer to sell the shares for purposes of this Section
1.4 provided that the bank or other lending institution agrees in writing to be bound by the provisions of this Agreement applicable to the pledgor as if the pledgee were a party hereto; however, any foreclosure or other sale of the pledged shares will be deemed to be an offer to sell the shares hereunder.

		1.4.1. Within 20 days following the Notice Date, the non-selling stockholders will notify the Selling Stockholder as to whether they elect to purchase all, but not less than all, of the shares specified in the Notice of Offer (the notification is referred to hereinafter as the "Non-Seller's Acceptance"). If the Selling Stockholder does not receive the Non-Seller's Acceptance within the 20-day period, the non-selling stockholders will be deemed to have declined to purchase the Selling Stockholder's shares. The Non-Seller's Acceptance will be deemed to be an irrevocable commitment to purchase from the Selling Stockholder the number of shares set forth in the Non-Seller's Acceptance.

		1.4.2. The purchase price for any shares of Common Stock sold to the non-selling stockholders, pursuant to this
Section 1.4, will be the purchase price contained in the Notice of Offer if the entire purchase price contained therein was for cash. If all or a portion of the consideration for which the Selling Stockholder proposes to sell his shares is other than cash, and if the non-selling stockholders agree with the valuation specified in the Notice of Offer, the non-selling stockholders will have the right to purchase the shares for cash in an amount equal to the sum of the cash portion of the consideration proposed to be received by the Selling Stockholder plus an additional amount of cash equal to the agreed upon value of the non-cash consideration. At the non-selling stockholders' election, they will be entitled to obtain and pay to the Selling Stockholder property substantially identical to the non-cash consideration for purposes of payment of the non-cash portion of the purchase price for the shares proposed to be sold. If the non-selling stockholders do not agree with the Selling Stockholder's estimate of the fair market value of the non-cash consideration, the Selling
Stockholder will negotiate with the non-selling stockholders in good faith for the purpose of attempting mutually to agree upon the fair market value of the non-cash consideration. If an agreement is not reached within 10 days after the expiration of the 20-day notice period specified in Section 1.4.1, thereafter, the Selling Stockholder and the non-selling stockholders will obtain from the appraiser (as described in Section 3.1), an appraisal as to the fair market value thereof within 20 days after the expiration of the 10 days. The fair market value of the non-cash consideration as so determined will be binding on the Selling Stockholder and the non-selling stockholders.


		1.4.3. If the non-selling stockholders do not elect to purchase all of the shares of the Selling Stockholder available for purchase under this Section 1.4, the Selling Stockholder, within a period of 90 days from the Notice Date, may sell the shares only to the third party specified in the Notice of Offer at a price not less than 95% of the price set forth in the Notice of Offer. If the Selling Stockholder does not complete the sale within the 90 day period, the provisions of this Section 1.4 will again apply, and no sale of shares of Common Stock will be made otherwise than in accordance with the terms of this Agreement.

		1.4.4. The closing of the purchase of the Selling Stockholder's shares of Common Stock by the non-selling stockholders pursuant to this Section 1.4 will take place within 30 days after the termination of the later of the 20-day period following the Notice Date or the date of the final determination of the fair market value of any non-cash consideration offered, if applicable, at 11:00 a.m. at the principal offices of the Company, or at another time or place as the parties may agree. At the closing, the Selling Stockholder will sell, convey, transfer and deliver to the non-selling stockholders, on a pro rata basis in proportion to the shares owned by such persons (or in such other proportion as the non-selling shareholders may agree among themselves), full right, title and interest in and to the shares so purchased, free and clear of all liens, security interests or adverse claims of any kind and nature (except the transfer restrictions set forth herein), and will deliver to the non-selling stockholders a certificate or certificates representing the shares sold, in each case duly endorsed for transfer or accompanied by appropriate stock transfer powers with signatures guaranteed by a commercial bank, trust company or registered broker dealer, and with all necessary transfer tax stamps affixed thereto at the expense of the Selling Stockholder; each of the non-selling stockholders will deliver to the Selling Stockholder, in full payment of the purchase price of the shares purchased, the non-cash consideration offered, if any, together with a certified or bank check payable to the order of the Selling Stockholder in the amount of the cash portion of the purchase price.

	2.  Tag-Along Rights.

	2.1. If Garfinkle and his Related Transferees, collectively, or Failing and his Related Transferees, collectively, at any time or from time to time, in one or in a series of related transactions, enter into an agreement (whether oral or written) to Transfer, directly or indirectly, (a "Tag-Along Sale") shares of Common Stock to any person or entity (the selling stockholders, collectively, also are referred to as the "Selling Stockholder") in a sufficient amount to transfer control to a third party, then the non-selling stockholders, collectively, will have the right, but not the obligation, to participate, on a pro rata basis in proportion to the shares owned by such persons (or in such other proportion as the non-selling stockholders may agree among themselves), in the Tag-Along Sale by selling up to the number of shares of Common Stock (the "Non-Seller's Total Allotment) equal to the product of (i) the total number of shares of Common Stock proposed to be sold in the proposed Tag-Along Sale times (ii) a fraction, the numerator of which is equal to the aggregate number of shares of Common Stock owned by the non-selling stockholders immediately prior to the Tag-Along Sale and the denominator of which is equal to the sum of the aggregate number of shares of Common Stock owned by the Selling Stockholder and the aggregate number of shares of Common Stock owned by the non-selling stockholders, immediately prior to the Tag-Along Sale. Any sales by the non-selling stockholders will be on the same terms and conditions as the proposed Tag-Along Sale by the Selling
Stockholder; provided, however, that the non-selling stockholders may be required to make any representation and warranty in connection with the Tag-Along Sale only to the "best knowledge" of such non-selling stockholder (other than as to each stockholder's ownership and authority to sell, free of liens, claims and encumbrances, the shares of Common Stock proposed to be sold by him, which shall be made only by each such stockholder as to his own shares), and each non-selling stockholder will be required to bear his proportionate share, up to but in no event in excess of the net proceeds received by the stockholder for the shares of Common Stock sold by him in the Tag-Along Sale, of any escrows, holdbacks, adjustments in purchase price or liabilities of the Selling Stockholder for any representations and warranties made by the Selling Stockholder (other than representations and warranties as to the ownership and authority to sell, free of liens, claims and encumbrances, the shares of Common Stock proposed to be sold by the Selling Stockholder) under the terms of the agreement relating to the Tag-Along Sale.

	2.2.  The foregoing notwithstanding, the provisions of this
Section 2 will not apply to any Transfer of shares of Common Stock among Garfinkle and his Related Transferees or among Failing and his Related Transferees (except that the shares of Common Stock will continue to be subject to this Agreement).

	2.3. Each of Garfinkle and his Related Transferees, collectively, or Failing and his Related Transferees, collectively, if participating in a Tag-Along Sale, will promptly provide the non-selling stockholders with written notice prior to the Tag-Along Sale. The notice will set forth: (i) the name and address of the proposed transferee or purchaser of the shares of Common Stock in the Tag-Along Sale; (ii) the name of the Selling Stockholder and the number of shares proposed to be Transferred;
(iii) the proposed amount and form of consideration to be paid for the shares and the terms and conditions of payment offered by the proposed transferee or purchaser; (iv) based upon the information to be provided by the Company, the aggregate number of shares of Common Stock held of record as of the date of the notice (the "Tag-Along Notice Date") by the non-selling stockholders to whom the notice is sent; (v) the aggregate number of shares of Common Stock held of record as of the Tag-Along Notice Date by the Selling Stockholder; (vi) based upon the foregoing, the number of shares each non-selling stockholder is entitled to include in the Tag-Along Sale (computed in accordance with Section 2.1); and
(vii) that the proposed transferee or purchaser has been informed of the "tag-along rights" provided for in Section 2.1 above and has agreed to purchase shares of Common Stock in accordance with the terms thereof. The non-selling stockholders, collectively, will provide written notice (or oral notice confirmed in writing) (the "Tag-Along Notice") to the Selling Stockholder within 20 days of the date the notice specified in the preceding sentence is received by the non-selling stockholders. The Tag-Along Notice will set forth the number of shares of Common Stock, if any, the non-selling stockholders, collectively, elect to include in the Tag-Along Sale, which will not exceed the Non-Seller's Total Allotment. The Tag-Along Notice given by the non-selling stockholders will constitute their binding agreement to sell their shares on the terms and conditions applicable to the sale (including the requirements of this Section 2). In the event that the proposed transferee or purchaser does not purchase the shares of the non-selling stockholders on the same terms and conditions applicable to the Selling Stockholder, then the proposed Tag-Along Sale by the Selling Stockholder to the proposed purchaser or transferee will be invalid. If the Tag-Along Notice is not received by the Selling Stockholder from the non-selling stockholders within the 20-day period specified above, the Selling Stockholder will have the right to sell or otherwise transfer the Common Stock to the proposed purchaser or transferee without any participation by the non-selling stockholders but only on the terms and conditions stated in the notice to the non-selling stockholders or on terms and conditions no more favorable to the transferor and only if a definitive and binding agreement to sell or otherwise transfer the Common Stock is entered into not later than 30 days after the end of the 20-day period specified above.

	2.4. The provisions of this Section 2 will apply regardless of whether the consideration received in the Tag-Along Sale is cash, equity securities, property-in-kind, or any combination thereof.

	3.	Garfinkle Option.

		3.1	Upon the death or permanent incapacity of Failing,
but in no event earlier than February 1, 1995, Garfinkle, or, if Garfinkle so elects, the Company (provided the Company, in its sole discretion, accepts the assignment thereof), will have the right, but not the obligation, to purchase all of Failing's and his Related Transferees' Common Stock at a purchase price equal to the fair market value of the shares as of the exercise date as determined by the appraiser. Garfinkle (or the Company, if Garfinkle's assignee as aforesaid) must notify Failing, or Failing's legal representative, in writing within the three-month period after Failing's death or permanent incapacity whether he
(or the Company) will exercise his purchase right pursuant to this
Section 3.1. If Failing, or Failing's legal representative, does not receive a written notice from Garfinkle (or the Company, as the case may be) within the three-month period, Garfinkle (and the Company) will be deemed to have declined to exercise the purchase right pursuant to this Section 3.1.

		3.2	The closing of the purchase of Failing's and his
Related Transferees' Common Stock will take place within 30 days after such written notice of exercise of the purchase right pursuant to this Section 3.1 The closing will take place at 11:00 a.m. at the principal offices of the Company or at another time or place as Garfinkle (or the Company, if Garfinkle's assignee as aforesaid) and Failing, or Failing's representative, may agree.
At the closing, Failing, or Failing's representative, and his Related Transferees will sell, convey, transfer and deliver to Garfinkle, or the Company, as the case may be, full right, title and interest in and to all of Failing's and his Related
Transferees' Common Stock, free and clear of all liens, security interests or adverse claims of any kind and nature (but if the Company is not the purchaser subject to the transfer restrictions set forth herein), and will deliver to Garfinkle or the Company, as the case may be, a certificate or certificates representing the shares sold, in each case duly endorsed for transfer or accompanied by appropriate stock transfer powers with signatures guaranteed by a commercial bank, trust company or registered broker dealer and with all necessary transfer tax stamps affixed thereto at the expense of Failing and his Related Transferees; if Garfinkle is the purchaser, then Garfinkle will deliver to each of Failing and his Related Transferees, in full payment of the purchase price of the shares purchased, a certified or bank check payable to the order of Failing and his Related Transferees, as the case may be, in an amount equal to the fair market value of their shares of Common Stock so purchased; if the Company is the purchaser, the Company will deliver to each of Failing and his Related Transferees in full payment of the purchase price of the shares so purchased, a certified or bank check payable to the order of Failing or his Related Transferee, as the case may be, in an amount equal to one-third of the fair market value of their shares of Common Stock so purchased together with a promissory note for the balance of the purchase price payable in equal installments on the first and second anniversary of the closing.
The Company's promissory note shall accrue interest on the outstanding principal balance at an annual rate of 1/2 of 1% over the "Prime Rate" as published from time to time in the eastern edition of The Wall Street Journal and shall be in substantially the form attached as Exhibit A hereto. Garfinkle shall, to the fullest extent of his legal ability, cause the Company to comply with the covenants set forth in Section 5 of such promissory note.
 The fair market value of Failing's and his Related Transferees'
Common Stock will be determined by the appraiser.

	4.  Certain Definitions

	4.1. Appraiser. For purposes of this Agreement, the term "appraiser" means Peter Slusser (unless Garfinkle or Failing objects in writing to the other party hereto) or an independent appraiser with respect to equity securities or other property being valued, as the case may be, as mutually agreed upon by Garfinkle and Failing. If Garfinkle and Failing cannot agree upon an independent appraiser then each of Garfinkle and Failing will pick an appraiser and Garfinkle's and Failing's appraiser designees will mutually agree upon an appraiser for purposes of this Agreement.

	4.2. Common Stock. For purposes of this Agreement, the term "Common Stock" means the Company's outstanding voting common stock and includes, without limitation, the Common Stock, and any security received as a dividend on, or in connection with a split of, the Common Stock or exchangeable or exchanged for Common Stock or exchangeable or exchanged for Common Stock in any transaction, including a merger, consolidation or other corporate reorganization or similar situation, including an exchange of securities for Common Stock which was subject to this Agreement.

	4.3.	Fair Market Value.  For purposes of this Agreement, the
term "fair market value" on a particular date with respect to a share of Common Stock means (i) in the event the Common Stock is not listed on a national or regional securities exchange or quoted or traded in NASDAQ, the value determined in good faith (without regard to discounting for minority shareholdings or adding premiums for controlling shareholdings and without regard to the effects of this Agreement) by the appraiser, which determination will be conclusive, (ii) in the event the Common Stock is listed on a national or regional securities exchange, the closing sales price per share of the Common Stock on the exchange on the date, or, if there has been no sale on that date, on the last preceding date on which a sale or sales were so reported (the "Sale Date") or (iii) if the Common Stock is quoted or traded in NASDAQ, the mean between the highest closing bid and lowest closing asked price for the Common Stock as reported by NASDAQ on the Sale Date.
 The parties shall use their best efforts to cause the Company to give the appraiser access during normal business hours to all of the Company's properties, personnel, books, financial statements, tax returns, contracts, records, projections, business plans and any additional documents and information with respect to the Company's business and affairs as the appraiser from time to time reasonably may request. The parties shall use their best efforts to cause the Company to cause its accountants to permit the appraiser to examine all records and work papers relating to the preparation, review and audits, if any, of the Company's financial statements and tax returns.

	4.4.	Permanent Incapacity.  For purposes of this Agreement,
the term "permanent incapacity" means that the person is unable to participate actively in the business of the Company as a result of physical or mental disability and such inability continues for a period of 3 consecutive months during the term hereof.

	4.5 Transfer Control. For purposes of this Agreement, the term "transfer control" or "transfer of control" means that the purchaser or transferee of shares of Common Stock together with its affiliates (as defined in Rule 405 of the Act), immediately after the purchase or transfer, becomes directly or indirectly the beneficial owner of more than 50% of the outstanding shares of Common Stock.

	5. Board of Directors. As stockholders of the Company, Garfinkle and Failing will vote all of their shares of Common Stock, and/or use their best efforts to cause their Related Transferees to vote, at all times during the term of this Agreement to provide that there will be no more than 7 directors of the Company and will vote for the election as directors of 6 persons designated by Garfinkle and Failing, in proportion to the respective holdings of shares of Garfinkle and his Related Transferees and Failing and his Related Transferees, and this division of directors will be maintained in the case of directors' vacancies, deaths, disabilities or other events. Either Garfinkle or Failing may designate himself as one of the directors.

	6. Miscellaneous.

	6.1. Entire Agreement. This Agreement contains the entire agreement among the parties in respect of the subject matter contained herein and supersedes any prior agreements (written or oral) with respect thereto.

	6.2. Binding Nature. This Agreement and all the provisions are binding upon and inure to the benefit of the parties and their respective heirs, successors, assigns and legal representatives. This Agreement is not intended to confer, and will not confer, any rights or remedies to any person or entity not a party hereto except as otherwise specifically provided herein.

	6.3. Waivers and Amendments. The waiver by any party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

	6.4. Headings. The headings of the sections of this Agreement are inserted for convenience only and will not constitute a part hereof.

	6.5. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof.

	6.6. Notices. All notices, requests, demands and other communications which are required or may be given pursuant to this Agreement will be in writing and will be deemed to have been duly given: (a) when delivered by hand or (b) 3 business days after being deposited in the mail, certified or registered, with postage prepaid, or (c) when telecopied (receipt confirmed), in any case, to the parties at their respective addresses set forth on Schedule 1 or to another address as any party may specify by notice to the other party.

	6.7. Invalidity or Unenforceability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction will not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

	6.8. Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but all of which together will constitute one and the same Agreement.

	6.9. Specific Performance. The parties hereby acknowledge that it is impossible to measure, in money, the damages which will accrue to a party hereto or, to the personal representative thereof, by reason of a failure to perform any the obligations under this Agreement. Therefore, if any party hereto, or the personal representative thereof, constitutes any action or proceeding to enforce the provisions any person against whom an action or proceeding is brought hereby waives the claim or defense therein that the party, or personal representative, has an adequate remedy at law, and the person will not urge in any action or proceeding the claim or defense that a remedy at law exists.

	6.10. Arbitration. Any claim, dispute, controversy or other matter in question arising out of, or relating to, this Agreement or the breach thereof shall be submitted to binding arbitration in New York, New York in accordance with the Commercial Rules of the American Arbitration Association (the "Rules"). This submission and agreement to arbitrate shall be specifically enforceable. Upon any such claim, dispute, controversy or other matter in question arising, either party may request the appointment of an arbitrator by notice to the other party and the American Arbitration Association given in accordance with the Rules and the notice provisions of this Agreement. If the parties fail for any reason to agree upon the appointment of a single arbitrator with 30 days from the date of such notice, the party requesting arbitration shall request that a single arbitrator be appointed in accordance with Rule 13 of the Rules. Any arbitrator appointed hereunder shall be appointed only on condition that the arbitration hearing commence not more than 30 days after the appointment of the arbitrator, and that the award in arbitration be rendered not more than ten days after completion of the arbitration hearing. The parties hereby agree that they and their counsel will be available for the arbitration proceedings within said 30 days. In addition, the arbitration award shall include the arbitrator's written findings of facts and conclusions. If an arbitrator appointed by the parties pursuant to this Section 6.10 fails to comply strictly with the procedural provisions hereof, any award rendered by such arbitrator shall nevertheless be binding upon the parties. The arbitration award shall not be admissible into evidence in any subsequent legal proceeding relating to the same claim, dispute or controversy, except in connection with an action seeking to enforce an arbitration award rendered pursuant to this Section 6.10.

	6.11. Arbitration and Attorneys' Fees. Should this Agreement become the subject of arbitration or litigation to resolve a claim of breach or default by any party, the substantially prevailing party shall be entitled to his attorneys' reasonable fees, expenses, and arbitration or court costs from the other party.

	6.12. Further Assurances. The parties hereto shall do and perform, or cause to be done and performed, all further acts and things and will execute and deliver all other agreements, certificates, instruments and documents as any other party or parties hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and consummation of the transactions contemplated hereby.

	6.13. Term. The term of this Agreement will be for a ten year period ending on the tenth anniversary of the date hereof. The parties hereto also agree that the term of this Agreement shall be extended for an additional ten year term if either Garfinkle or Failing notifies the other party in writing of his desire to continue this Agreement, no sooner than the 60th day prior to the end of the initial term and no later than the 30th day prior to the end of the initial term whereupon, this Agreement will continue in effect at the end of the initial term for an additional ten years term, unless the other party objects in writing to the extension of the term of this Agreement no later than the 10th day prior to the end of the initial term whereupon this Agreement will terminate at the end of the initial term. Notwithstanding the foregoing, this Agreement will terminate if Garfinkle and Failing and their Related Transferees have in fact been unable to elect at least a majority of the Board of Directors of the Company or if either Garfinkle and his Related Transferees, on the one hand, or Failing and his Related Transferees, on the other hand, own less than 10% of the outstanding shares of Common Stock. If this Agreement is terminated, pursuant to this Section 6.13, all obligations of the parties hereunder will terminate except for the obligations set forth in Sections 1.4, 1.4.1, 1.4.2, 1.4.4., 2 (to the extent the Tag-Along Sale was entered into prior to the termination date), 3 (to the extent Failing has died or became permanently incapacitated prior to the termination date) and this Section 6.13. Notwithstanding the foregoing, the penultimate sentence of Section 3.2 shall survive the termination of this Agreement so long as any promissory note created pursuant to such Section remains outstanding and unpaid.

	6.14. Stockholder Representatives. For all purposes of this Agreement, Garfinkle and his Related Transferees will be represented by, and bound by, Garfinkle until his death or permanent incapacity and thereafter by the person designated by Garfinkle's legal representative and Related Transferees (collectively holding a majority of the shares of Common Stock held by such persons); similarly Failing and his Related Transferees will be represented by, and bound by, Failing until his death or permanent incapacity and thereafter by the person designated by Failing's legal representative and Related Transferees (collectively holding a majority of the shares of Common Stock held by such persons).

	IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties to be effective as of the date first-above written.


						s/Norton Garfinkle
						-------------------------------
						Norton Garfinkle


						THE G/N GARFINKLE TRUST


						By s/Norton Garfinkle
						   -----------------------------
							Norton Garfinkle, Trustee



						s/Bruce F. Failing, Jr.
						--------------------------------
						Bruce F. Failing, Jr.


						THE FAILING TRUST


						By s/Leigh Q. Failing
						  -----------------------------

						By s/Elizabeth F. Failing
						  -----------------------------



						s/Elizabeth Z. Failing
						-------------------------------
						Elizabeth Z. Failing



										Schedule 1


Name and Address

Bruce F. Failing, Jr.
210 Round Hill Road
Greenwich, Connecticut  06831

Norton Garfinkle
2800 South Ocean Boulevard
Boca Raton, Florida  33432

The Failing Trust
c/o Leigh Failing, Trustee
210 Round Hill Road
Greenwich, Connecticut  06831

The G/N Garfinkle Trust
c/o Norton Garfinkle, Trustee
2800 South Ocean Boulevard
Boca Raton, Florida  33432

Elizabeth Z. Failing
301 East 87th Street
Apartment 22A
New York, New York 10128



							EXHIBIT A TO STOCKHOLDERS
									    AGREEMENT


$____________________ 				Wilton, Connecticut
                                        Date: ___________, 1993


	FOR VALUE RECEIVED, Electronic Retailing Systems International, Inc., a Delaware corporation (hereinafter referred to as the "Maker"), does hereby promise to pay to the order of __________________________ (the "Payee") the principal amount of
_________________________________________________________ DOLLARS
($______________) (the "Loan Amount") on the dates and in the amounts specified below, together with interest on the unpaid principal amount hereof from the date hereof as specified below.

	1. Manner and Place of Payment. Payments of principal and interest are to be made in lawful money of the United States of America at the address of the Payee specified in Section 9 or at such other place as the holder hereof shall designate, and shall be payable at 11:00 A.M., New York City time, on the day when due. If any payment is due on a Saturday, Sunday or legal holiday, such payment shall be made on the next succeeding day not a Saturday, Sunday or legal holiday, any extension of the due date to be reflected in the calculation of interest to be paid.

	2. Principal. One-half of the Loan Amount shall be due and payable on the first anniversary date of the date hereof and the balance of the Loan Amount shall be due and payable on the second anniversary date of the date hereof.

	3. Interest. Interest shall be payable on the unpaid principal amount hereof (and, to the extent permitted by applicable law, on any overdue installment of principal or interest) at the rate per annum equal to 1/2 of 1% plus the rate set forth opposite the caption "Prime Rate" as published from time to time in the eastern edition of the Wall Street Journal or any successor publication, which interest shall be payable in arrears on the last day of each month, commencing first full month after the date hereof, 199_, until the principal amount hereof shall have been paid in full.

	4. Prepayment. The Maker may prepay all or any part of the unpaid principal amount hereof, together with accrued interest, at any time without penalty or premium.

	5. Covenants. Without the prior written consent of the holder hereof, and so long as this Note remains outstanding and unpaid, the Maker will not:

		(a) Declare or pay any dividend or make any distribution on any class of its capital stock (other than dividends payable in capital stock of the Maker) or purchase, redeem or otherwise acquire or retire for value any capital stock of the Maker; provided, however, that the Maker may declare and pay dividends or make distributions in an amount which, together with payments and distributions pursuant to clause (b) below (with non-cash assets valued at fair market value), does not exceed $__________* in any calendar year.

		(b) Make any payments or distribute any assets (including, without limitation, the payment of any purchase price for goods or services, compensation, salary or consulting fee or the repayment of any loan) to (i) any Affiliate of the Maker, (ii) any relative of any Affiliate of the Maker or (iii) any entity in which any of the persons or entities described in clauses (i) or
(ii) has a material economic interest; provided, however, that the Maker may make payments and distributions in an amount which, together with dividends and distributions pursuant to clause (a) above (with non-cash assets valued at fair market value), does not exceed $_____________* in any calendar year. The term "Affiliate" means, as to the Maker, (i) any person or entity which directly or indirectly controls, or is controlled by, or is under common control with, the Maker, (ii) any person or entity which directly or indirectly beneficially owns or holds five percent or more of any class of voting stock (or equivalent) of the Maker or (iii) any entity five percent or more of any class of voting stock (or-equivalent) of which is directly or indirectly beneficially owned or held by the Maker. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

		(c) Consolidate with or merge into any other person or entity or sell, assign, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person or entity, or permit any person or entity to consolidate with or merge into the Maker.

		(d) Create or suffer to exist any subsidiary of the Maker.

		(e) Create or suffer to exist any indebtedness for borrowed money or for the deferred purchase price of property or services (including, without limitation, (i) in connection with any agreement to purchase, redeem, exchange or convert into debt securities or otherwise acquire any capital stock of the Maker or any rights or options with respect thereto, (ii) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the

____________________________
*	An amount equal to 1.5 times the total cash compensation paid by the Maker to Norton Garfinkle and his "affiliates" or "associates" (as such terms are defined in Rule 405 under the Securities Act of 1933, as amended) in the last full fiscal year of the Maker prior to the issuance of this Note.

Maker, (iii) any capitalized lease obligation, (iv) any guarantee by the Maker of any indebtedness, (v) any letters of credit issued for the account of the Maker and (vi) any non-recourse indebtedness with respect to any assets of the Maker), except (w) indebtedness incurred in the ordinary course of the business of the Maker consistent with past practices in an aggregate amount not to exceed $______________**, (x) trade accounts for services in the ordinary course of business, (y) deferred payment for services in the ordinary course of business relating to employees of the Maker and (z) in connection with the indorsement of negotiable instruments for deposit or collection in the ordinary course of business.

	6. Default. If one or more of the following events shall occur and be continuing (a "Default"), namely that:

		(a) The Maker shall fail to pay any part of the principal amount hereof when due, or fail to pay any part of any installment of interest due hereunder within three days after any such interest becomes due; or

		(b) The Maker shall default in the performance or observance of any of the covenants contained in Section 4; or

		(c) A decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Maker a bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, readjustment, arrangement, composition or similar relief for the Maker or ordering relief against the Maker under the federal bankruptcy laws or any other similar applicable federal, state or other law, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Maker or of a substantial part of the property of the Maker, or for the winding up or liquidation of its affairs shall have been entered; or

		(d) The Maker shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file petition or answer or consent seeking liquidation, reorganization, readjustment, arrangement, composition or similar relief under the federal bankruptcy laws or any other similar applicable federal, state or other law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, the

_______________________________
**	An amount equal to the greatest amount of indebtedness
outstanding to a person or entity which is not an Affiliate of the Maker in the last three full fiscal years of the Maker prior to the issuance of this Note.

Maker shall liquidate or dissolve under any applicable law, or corporate action shall be taken by the Maker in furtherance of any of the aforesaid purposes;

then, and in any such event, the holder of this Note may, by notice given to the Maker, declare the principal of and interest accrued on this Note to be immediately due and payable (and if an event referred to in clause (c) or (d) above shall occur, then without any notice by the holder hereof, the principal of and interest accrued on this Note shall automatically be immediately due and payable), whereupon the principal of and interest on this Note shall become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the holder hereof may thereupon proceed to protect and enforce his rights either by suit in equity, or by action at law, or by other appropriate proceedings.

	7. Cost and Expenses. In the case of a Default, the Maker will pay on demand from time to time such further amounts as shall be sufficient to cover all costs and expenses of collection and the enforcement of the holder's rights, powers and remedies hereunder, including, without limitation, reasonable attorneys' fees and disbursements.

	8. Waiver. Etc. No course of dealing and no failure to exercise any right, power or remedy by the holder hereof shall operate as a waiver thereof or otherwise prejudice the holder's rights, powers or remedies nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof. No right, power or remedy conferred by this Note upon the holder hereof shall be exclusive of any other right, power or remedy now or hereafter available by law, in equity or otherwise.

	9. Replacement. Upon the receipt by the Maker of evidence reasonably satisfactory to the Maker of the loss, theft or destruction of this Note, the Maker will execute and deliver a new Note of like tenor and form.

	10. Notice. All notices, waivers and other communications shall be in writing and mailed, telexed, or telecopied, if to the Maker at 372 Danbury Road, Wilton, Connecticut 06897 Attention:
President, and if to Payee at __________________________________
________________________________________________.


All such notices, waiver and communications shall be effective on the earlier of when received or five days after being deposited postage prepaid in the mails.

	11. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the choice of law principles thereof. The Maker acknowledges that it is engaged primarily in commercial (nonconsumer) pursuits and that the loan evidenced by this Note will be utilized in the business of the Maker and not for consumer purposes. If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (i) any such loan charges shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected which exceed permitted limits will be refunded to the Maker. The holder hereof may choose to make this refund by reducing the principal amount due under this Note or by making a direct payment to the Maker.

	12. Security. This Note shall be secured simultaneously herewith by the Maker ("Pledgor") pledging to the Holder ("Pledgee") as collateral for this Note, all of the Pledgor's interest in the capital stock of the Maker being acquired in part by the execution of this Note (the "Securities"). The Pledgor shall deposit with, grant a security interest in, and pledge to the Pledgee, free and clear of all liens, charges and encumbrances, the Securities, together with all dividends, property and other distributions in respect of the Securities. The Pledgor is granting the Pledgee a security interest in the Securities for its faithful performance of its obligations under the terms of this Note. The Pledgor shall have the right to vote said Securities as it pleases, but shall abide by the covenants set forth in paragraph 4 of this Note. The Pledgee shall hold a valid and perfected first priority security interest in the Securities at the time of transfer by the Pledgor. The Pledgee shall hold the Securities for the payment of this Note and the payment of any reasonable fees, costs and expenses which the Pledgee may incur in connection with the enforcement of the Pledgor's obligations under this Note including the sale or disposition of the Securities. Upon the full satisfaction of the Pledgor's obligations under this Note, the Pledgee shall deliver to the Pledgor all of the Securities free of the lien of this pledge, provided however, the Pledgee shall have the right to continue to hold the Securities until the Pledgee is reasonably satisfied that any payment received by it in reduction of any obligations hereunder will not be voided under any bankruptcy or other laws. The Pledgor agrees that any additions to or substitutions for the Securities shall be promptly delivered to and be held by the Pledgee under the terms of this pledge in the same manner as the Securities originally pledged hereunder, and such additions and substitutions are included in the term "Securities" as used herein.

	Upon the signing of this Note, the Maker shall execute a UCC-1 security interest form for recording in the office of the Connecticut Secretary of State evidencing the Holder's security interest in the Securities.




	This Note shall be binding upon and inure to the benefit of the Maker, the Payee and their respective successors and assigns.

     		               Electronic Retailing Systems
						     International, Inc.



						By:___________________________
						   Title:





	SUPPLEMENT TO STOCKHOLDERS' AGREEMENT

	Amendment No. 1 dated as of October 29, 1997 to the
Stockholders' Agreement dated as of March 12, 1993 (the
"Stockholders' Agreement") among Norton Garfinkle, The G/N
Garfinkle Trust, Bruce F. Failing, Jr., The Failing Trust, and
Elizabeth Z. Failing.

	W I T N E S S E T H:

	WHEREAS, the parties hereto are parties to the Stockholders' Agreement whereunder they have agreed to certain rights and restrictions with respect to the common stock, $.01 par value, of Electronic Retailing Systems International, Inc., a Delaware corporation (the "Company"), held thereby, as well as certain other obligations with respect to the Company; and

	WHEREAS, the Company is contemporaneously herewith entering into a combination agreement dated this date (the "Combination
Agreement") with Telepanel Systems Inc., pursuant to Section 4.15 of which certain corporate governance arrangements are contemplated effective at the Effective Time (as defined thereunder); and

	WHEREAS, in furtherance of the Combination Agreement, effective at the Effective Time, the parties hereto desire to modify certain terms of the Stockholders' Agreement in accordance with this Amendment No. 1;

	NOW, THEREFORE, in consideration of the mutual premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.	Effective at the Effective Time and until the second
anniversary thereof, section 5 of the Stockholders' Agreement is hereby amended by deleting the references to "7" and "6" therein and inserting in lieu thereof references to "9" and "5", respectively.

2.	Except as set forth or amended herein, the Stockholders'
Agreement shall remain in full force and effect, without waiver of or abridgment of any rights of any party, and continue to bind the parties hereto.

3.	This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.








	IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first above written.

							GARFINKLE LIMITED PARTNERSHIP
I

							By: G.F. Management Corp.


s/Norton Garfinkle				By s/Norton Garfinkle
---------------------------		  ---------------------------
Norton Garfinkle

THE G/N GARFINKLE TRUST			GARFINKLE LIMITED PARTNERSHIP
II

							By: G.F. Management Corp.


By s/Norton Garfinkle			By s/Norton Garfinkle
  -------------------------		  ---------------------------
  Norton Garfinkle, Trustee


s/Bruce F. Failing, Jr.
---------------------------
Bruce F. Failing, Jr.


THE FAILING TRUST


By s/Leigh Q. Failing
  -------------------------
  Leigh Q. Failing


By s/Elizabeth F. Failing
  -------------------------
  Elizabeth F. Failing


s/Elizabeth Z. Failing
---------------------------
Elizabeth Z. Failing




	AMENDMENT NO. 2 TO STOCKHOLDERS' AGREEMENT

	Amendment No. 2 dated as of April 15, 1998 to the Stockholders' Agreement dated as of March 12, 1993, as amended October 29, 1997 (the "Stockholders' Agreement"), among Norton Garfinkle, The G/N Garfinkle Trust, Bruce F. Failing, Jr., The Failing Trust, and Elizabeth Z. Failing.

	W I T N E S S E T H:

	WHEREAS, the parties hereto are parties to the Stockholders' Agreement, whereunder they have agreed to certain rights and restrictions with respect to the common stock, $.01 par value, of Electronic Retailing Systems International, Inc., a Delaware corporation (the "Company"), held thereby, as well as certain other obligations with respect to the Company; and

	WHEREAS, the parties hereto desire to modify certain terms of the Stockholders' Agreement in accordance with this Amendment No.
2;

	NOW, THEREFORE, in consideration of the mutual premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.	Paragraph 5 of the Stockholders' Agreement is hereby amended so that it provides as follows:

		5. Board of Directors. As stockholders of the Company, Garfinkle and Failing will vote all of their shares of Common Stock, and/or use their best efforts to cause their Related Transferees to vote, at all times during the term of this Agreement to provide that there will be not more than 7 directors of the Company and will vote for the election as directors of 6 persons (or such lesser number equivalent to the then current number of directors) designated by Garfinkle and Failing, in proportion to the respective holdings of shares of Garfinkle and his Related Transferees and Failing and his Related Transferees, and this division of directors will be maintained in the case of directors' vacancies, deaths, disabilities or other events. Either Garfinkle or Failing may designate himself as one of the directors.

2.	Except as set forth or amended herein, the Stockholders'
Agreement shall remain in full force and effect, without waiver of or abridgment of any rights of any party, and continue to bind the parties hereto.




3.	This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.


	IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first above written.

						GARFINKLE LIMITED PARTNERSHIP I

						By: G.F. Management Corp.


s/Norton Garfinkle			By s/Norton Garfinkle
---------------------------	  -----------------------------
Norton Garfinkle

THE G/N GARFINKLE TRUST		GARFINKLE LIMITED PARTNERSHIP II

						By: G.F. Management Corp.


By s/Norton Garfinkle		By s/Norton Garfinkle
  -------------------------	  -----------------------------
  Norton Garfinkle, Trustee


s/Bruce F. Failing, Jr.
---------------------------
Bruce F. Failing, Jr.


THE FAILING TRUST


By s/Leigh Q. Failing
  -------------------------
  Leigh Q. Failing


By s/Elizabeth F. Failing
  -------------------------
  Elizabeth F. Failing


s/Elizabeth Z. Failing
---------------------------
Elizabeth Z. Failing







corp\ers\agreemnt\sh-gar.fai	23